Form of Proxy Card: Industrial Equipment Portfolio

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PO Box 673023 Dallas, TX 75267-3023		of additional mailings.

Vote by Internet, Touch-Tone Telephone, or Mail!

Vote on the Internet at www.proxyvote.com/proxy and follow the on-screen instructions.

To vote by phone call toll-free 1-877-296-4941 and follow the recorded instructions.

(right pointing arrow prints here)	[Control Number prints here in a box]	MAIL:	Return the signed proxy card in the enclosed envelope.

[TRUST NAME: FUND NAME Prints Here]         [Client Code prints here]

PROXY SOLICITED BY THE TRUSTEES

The undersigned, revoking previous proxies, hereby appoints Brian B. Hogan, William C. Coffey, and Michael E. Wiley, or any one or more of them, attorneys, with full power of substitution, to vote all shares of the fund as indicated on this proxy card which the undersigned is entitled to vote at the Special Meeting of Shareholders of the fund to be held at an office of the trust at 245 Summer Street, Boston, MA 02210, on September 14, 2016 at 8:30 a.m. Eastern Time and at any adjournments thereof. All powers may be exercised by a majority of said proxy holders or substitutes voting or acting or, if only one votes and acts, then by that one. This Proxy shall be voted on the proposal described in the Proxy Statement as specified on the reverse side. Receipt of the Notice of the Meeting and the accompanying Proxy Statement is hereby acknowledged.

[Shareholder’s name and address prints here]	CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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Please refer to the Proxy Statement discussion of this matter.

IF THE PROXY IS SIGNED, SUBMITTED, AND NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED FOR THE PROPOSAL.

As to any other matter, said attorneys shall vote in accordance with their best judgment.

	THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE FOLLOWING:	[ ]	[ ]	[ ]

1.	To approve an Agreement and Plan of Reorganization providing for the transfer of all of the assets of Industrial Equipment Portfolio to Industrials Portfolio in exchange solely for shares of beneficial interest of Industrials Portfolio and the assumption by Industrials Portfolio of Industrial Equipment Portfolio’s liabilities, in complete liquidation of Industrial Equipment Portfolio.	FOR	AGAINST	ABSTAIN

PLEASE SIGN, DATE, AND RETURN PROMPTLY IN ENCLOSED ENVELOPE IF YOU ARE NOT VOTING BY PHONE OR INTERNET.

Signature(s) (Title(s), if applicable) (Sign in the Box)

NOTE: Please sign exactly as your name appears on this Proxy. When signing in a fiduciary capacity, such as executor, administrator, trustee, attorney, guardian, etc., please so indicate. Corporate or partnership proxies should be signed by an authorized person indicating the person’s title.

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Signature (PLEASE SIGN WITHIN BOX)	Date		Signature (Joint Owners)	Date